As filed with the Securities and Exchange Commission on December 14, 2001
                                                    Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                                  VIZARIO, INC.
               ---------------------------------------------------
               (Exact name of Registrant specified in its charter)


                                     Nevada
                         -------------------------------
                         (State or other jurisdiction of
                         incorporation or organization)

                                   84-0920934
                      ------------------------------------
                      (I.R.S. Employer Identification No.)


1313 Laurel Street
San Carlos, California                                                     94070
----------------------                                                     -----
(Address of Principal Executive Offices)                              (Zip Code)


                          Individual Compensation Plan
                        and Individual Warrant Agreement
                        --------------------------------
                            (Full title of the plans)

                                James A. Newcomb
                      President and Chief Executive Officer
                                  Vizario, Inc.
                               1313 Laurel Street
                          San Carlos, California 94070
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (650) 596-0101
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                         C. Frederick LeBaron, Jr, Esq.
                             150 N. Michigan Avenue
                                   Suite 2500
                             Chicago, Illinois 60601
                                 (312) 750-5751

                         CALCULATION OF REGISTRATION FEE

================================================================================================
                                                Proposed
                                                Maximum     Proposed Maximum
          Title of            Amount to be      Offering   Aggregate Offering       Amount of
Securities to be Registered  Registered (1)    Price per          Price         Registration Fee
                                                 Share
------------------------------------------------------------------------------------------------

Common Stock,
$.01 par value                  2,552,000      $0.42 (2)       $1,071,840            $256.17
------------------------------------------------------------------------------------------------

Total                           2,552,000      $0.42 (2)       $1,071,840            $256.17
================================================================================================


         (1) This Registration Statement is being filed to register 2,552,000 shares of common stock underlying an outstanding individual warrant agreement and an individual compensation plan (collectively the "Plans"). This Registration Statement shall cover any additional shares of common stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's common stock.

         (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended (the "Act"). The offering price per share and aggregate offering price are based upon the average of the high and low prices of Vizario's common stock as quoted on the OTC Bulletin Board on Wednesday, December 12, 2001.

               Approximate date of commencement of proposed sale to the public:
         As soon as practicable after this Registration Statement becomes effective.

                                     PART I
                    INFORMATION REQUIRED IN THE SECTION 10(a)
                                   PROSPECTUS


Item 1.          Plan Information.
                 ----------------

      Vizario, Inc. (the "Registrant") will provide each consultant (the "Recipient") with documents that contain information related to the individual warrant agreement and an individual compensation plan (collectively the "Plans") which provide for its compensation shares and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not filed as a part of this Registration Statement (the "Registration Statement"). The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"). A Section 10(a) prospectus will be given to each Recipient who receives shares of common stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.          Registrant Information.
                 ----------------------

      The Registrant will provide to the Recipient a written statement advising it of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice. The statement will include the address and telephone number to which any requests for documents should be directed.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation of Documents by Reference.
                  ---------------------------------------

         The following documents filed with the Commission by the Registrant are hereby incorporated into this Registration Statement by reference:

         Annual Report on Form 10KSB filed by Gallagher Research Corporation for year ended December 31, 2000 on February 15, 2001.

         Quarterly Report on Form 10-QSB filed by Gallagher Research Corporation for the quarter ended March 31, 2001 on April 17, 2001.

         Information Statement Pursuant to Section 14(f) of the Securities Exchange Act of 1934 filed by Gallagher Research Corporation on May 10, 2001.

         Current report on Form 8-K filed on June 5, 2001.

         Current report on Form 8-K filed on July 23, 2001.

         Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001 filed on August 20, 2001.

         Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001 filed on November 19, 2001.

         Part I, Item 8 (Description of Securities) contained in the Registrant's registration statement on Form 10SB-12G filed by Gallagher Research Corporation, SEC file No. 0-28073.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all shares offered hereunder have been sold or de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.
                  -------------------------

         Not Applicable.

Item 5.           Interests of Named Experts and Counsel.
                  --------------------------------------

         None.

Item 6.           Indemnification of Directors and Officers.
                  -----------------------------------------

         Article NINTH of the Registrant's Certificate of Incorporation authorizes the Registrant to indemnify any current or former director, officer, employee, or agent of the Registrant, or a person serving in a similar post in another organization at the request of the Registrant, against expenses, judgments, fines, and amounts paid in settlement incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent not prohibited by the Nevada General Corporation Law, public policy or other applicable law. Sections 78.751 and 78.752 of the Nevada General Corporation Law authorize a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances 2 for liabilities (including provisions permitting advances for expenses incurred) arising under the 1933 Act.

Item 7.           Exemption from Registration Claimed.
                  -----------------------------------

         Of the 2,552,000 shares being registered, 2,452,000 shares are to be issued to an individual upon exercise of a warrant for common stock at an exercise price of $0.10 per share. The warrant was issued to the individual in exchange for consulting services provided to the Registrant regarding business strategy of the Registrant, which services were valued at $24,520. In addition, 100,000 shares of common stock were issued pursuant to an individual compensation plan in exchange for legal services valued at $35,000 performed in connection with general corporate matters. The Registrant relied upon exemptions from registration provided by Sections 4(6) or 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder based upon (i) representations from each securityholder that he is an accredited or sophisticated investor with experience in investing in securities such that he could evaluate the merits and risks related to the securities; (ii) that no general solicitation of the securities was made by the Registrant; (iii) each securityholder represented to the Registrant that he was acquiring the securities for his own account and not with a view towards further distribution;
(iv) the securities were "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act; (iv) the Registrant placed appropriate restrictive legends on the certificates representing the securities regarding the restricted nature of these securities; and (v) prior to completion of the transaction, each securityholder was informed in writing of the restricted nature of the securities, provided with all information regarding the Registrant as required under Rule 502 of Regulation D and was given the opportunity to ask questions of and receive additional information from the Registrant regarding its financial condition and operations.

Item 8.           Exhibits.
                  ---------

         The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein.

         No.   Description
         ---   -----------
         4.1   Form of Warrant Agreement for warrants exercisable at $0.10 per share.

         5.1   Opinion of Counsel and Consent of C. Frederick LeBaron, Jr, Esq.

         23.1  Consent of C. Frederick LeBaron, Jr, Esq. (See Exhibit 5.1)

         23.2 Consent of Independent Certified Public Accountant - Larry O'Donnell, CPA, P.C.

         23.3 Consent of Independent Certified Public Accountants - Gelfond Hochstadt Pangburn, P.C.

         23.4 Acknowledgement of Independent Certified Public Accountants - Gelfond Hochstadt Pangburn, P.C.

         24.1  Power of Attorney - Included on Signature Page


Item 9.           Undertakings
                  ------------

         The undersigned Registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

         (a) (2) That, for determining any liability under the Securities Act, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial BONA FIDE offering.

         (a) (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                     SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on this 14th day of December, 2001.

                                  Vizario, Inc.


                                  By /s/ James A. Newcomb
                                     -----------------------------------------
                                     James A. Newcomb, Chief Executive Officer


          KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and/or directors of Imaginon, Inc., by virtue of their signatures appearing below, hereby constitute and appoint David M. Schwartz and James A Newcomb, each with full power of substitution, as attorneys-in-fact in their names, places and steads to execute any and all amendments to this Registration Statement on Form S-8 in the capacities set forth opposite their names below and hereby ratify all that said attorneys-in-fact may do by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                           TITLE                          DATE
----------                           -----                          ----

/s/ James A Newcomb           Chief Executive Officer         December 14, 2001
---------------------         Chief Financial Officer
James A. Newcomb                   and Director


/s/ David M. Schwartz          Chief Technology Officer       December 14, 2001
---------------------                 Director
David M. Schwartz

/s/ David Caney                 Secretary and Director        December 14, 2001
---------------------
David Caney